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Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated December 7, 1995, on our audits of the consolidated financial statements of Multimedia Games, Inc. and Subsidiaries. We also consent to the reference of our firm under the caption "Experts."


COOPERS & LYBRAND L.L.P.

Tulsa, Oklahoma
November 22, 1996





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